EXHIBIT 4.1
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                          SECURITY AGREEMENT
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                 (First Priority/Membership Interest)
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     THIS SECURITY AGREEMENT (this "Agreement") is made as of the 7th day of May, 2001 by JMB/245 Park Avenue Associates, Ltd., an Illinois limited partnership ("Borrower") in favor of JMB Realty Corporation, a Delaware corporation ("Secured Party").


                         W I T N E S S E T H:

     WHEREAS, concurrently herewith, Borrower has executed and delivered to Secured Party a Demand Note, (the "Note") in the principal amount of One Hundred Million Dollars ($100,000,000.00) payable to Secured Party, evidencing loans to be made from time to time by Secured Party to Borrower (collectively, the "Loan"); and

     WHEREAS, as a condition to making the Loan, Secured Party has required that Borrower grant to Secured Party a security interest with respect to certain property of Borrower, upon the terms and conditions as hereinafter set forth.

     WHEREAS, the aforesaid documents and all of the other documents or instruments now or hereafter evidencing, securing or guaranteeing or otherwise relating to the Loan are hereinafter called the "Loan Documents"

     NOW, THEREFORE, in consideration of the making of the Loan, the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower hereby covenants and agrees for the benefit of Secured Party as follows:

     1. COLLATERAL: As security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the "Obligations" (as hereinafter defined) and to induce Secured Party to make the Loan, Borrower hereby grants to Secured Party a continuing first priority security interest in all of Borrower's rights, title and interest in, to and under the following property whether presently owned or hereafter acquired (collectively, the "Collateral"):

           (a) All membership interests in JMB 245 Park Avenue Holding Company, LLC, a Delaware limited liability company (the "Company"), together with all rights to receive any distribution with respect thereto and to exercise any rights or remedies thereunder (the "Membership Interests").

           (b) All proceeds, products, substitutions, additions, renewals, improvements, accessions, and replacements of the foregoing, including all cash and non-cash proceeds from the sale or other transfer of any of the foregoing, including all of the foregoing consisting of: goods, inventory, equipment, deposits, accounts, accounts receivable, notes, chattel paper, general intangibles, contracts, instruments, documents and contract rights, policies of insurance or any of the other items of property listed herein and all proceeds, loss payments and premium refunds which may become payable with respect to such insurance policies.

     2. OBLIGATIONS: As used herein, the term "Obligations" shall mean, collectively, the following:

           (a) All obligations of Borrower under the Loan Documents, direct or indirect, absolute or contingent, now existing or hereafter arising;

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           (b)   All obligations of Borrower, direct or indirect, absolute
or contingent, now existing or hereafter arising in connection with the Loan, including, but not limited to, the payment, performance and observance of any obligation, term or condition under' this Agreement;

           (c) All other obligations of Borrower, direct or indirect, absolute or contingent, now existing or hereafter arising in connection with any other indebtedness owing by Borrower to Secured Party, including, but not limited to, all such obligations of Borrower to Secured Party under, (i) that certain Second Amended and Restated Promissory Note, dated as of August 1, 1995, in the original principal amount of $16,042,000.00, made by Payor payable to Payee, as amended by that certain Amendment No. 1 to Second Amended and Restated Promissory Note, dated as of January 3, 2001 (collectively, as such not may be further amended, restated or modified, the "Restated Promissory Note I"), (ii) that certain Second Amended and Restated Promissory Note, dated as of August 1, 1995, in the original principal amount of $25,000,000.00, made by Payor payable to Payee, as amended by that certain Amendment No. 1 to Second Amended and Restated Promissory Note, dated as of January 3, 2001 (collectively, as such not may be further amended, restated or modified, the "Restated Promissory Note II"), (iii) that certain Second Amended and Restated Promissory Note, dated as of August 1, 1995, in the original principal amount of $2,194,631.25, made by Payor payable to Payee, as amended by that certain Amendment No. 1 to Second Amended and Restated Promissory Note, dated as of January 3, 2001 (collectively, as such not may be further amended, restated or modified, the "Restated Promissory Note III"), and (iv) that certain Amended and Restated Demand Note, dated as of August 1, 1995, in the maximum principal amount of $40,000,000.00, made by Payor payable to Payee (collectively, as such not may be further amended, restated or modified, the "First Demand Note"), such Restated Promissory Note I, Restated Promissory Note II, Restated Promissory Note III and First Demand Note together with the Note, are herein referred to as the "JMB 245 Notes".; and,

           (c) All expenditures made or incurred by Secured Party to protect and maintain the Collateral and to enforce its rights under this Agreement, as more fully set forth herein.

     3. WARRANTIES AND REPRESENTATIONS OF BORROWER: Borrower warrants and represents to Secured Party that:

           (a) Borrower owns the Collateral free and clear of all liens, security interests, adverse claims and encumbrances other than the security interest created or permitted hereby, except with arising under that certain Third Amended and Restated Security Agreement, dated as of August 1, 1995 (as amended, the "Prior Security Agreement"), made by Borrower in favor of Secured Party, which Prior Security Agreement, Borrower and Secured Party acknowledge and agree shall be subject and subordinate to the security interest in the Membership Interests granted hereunder;

           (b) No financing statement covering any of the Collateral is on file in any public office, other than the financing statement evidencing the security interest created or permitted hereby;

           (c) Those parts of the Collateral which are general intangibles are and will be enforceable in accordance with their respective terms, and Borrower has the authority and capacity to contract and be bound thereunder;

           (d) The execution and delivery of this Agreement will not violate any law, agreement or document governing Borrower or to which Borrower is a party; and

           (e) The principal place of business of Borrower is as set forth below the signature Borrower.






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     4.    COVENANTS AND ADDITIONAL REPRESENTATIONS AND WARRANTIES OF
BORROWER: Except as may otherwise be set forth in or allowed under the terms of the Guaranty Secured by Security Agreement, Borrower represents, warrants, covenants and agrees that:

           (a) Borrower shall not sell, pledge, hypothecate, transfer, lease, assign, abandon or otherwise dispose of any of the Collateral or any interest therein;

           (b) Borrower shall keep the Collateral free of liens, security interests and encumbrances other than the security interest created or permitted hereby;

           (c) Borrower shall promptly notify Secured Party of any Event of Default (as hereinafter defined);

           (d) Borrower shall not use the Collateral in violation of any applicable statute, ordinance or insurance policy;

           (e) Borrower shall defend the Collateral against the claims and demands of all persons counter to Secured Party's interests in the Collateral;

           (f) Borrower shall pay promptly and before delinquency all taxes and assessments with respect to the Collateral and shall deliver to Secured Party, on demand, a receipt or other evidence satisfactory to Secured Party of the payment thereof;

           (g) Secured Party, at its option, may discharge taxes, liens, security interests and other encumbrances against the Collateral. Borrower shall reimburse Secured Party on demand for any payments as made, plus interest thereon at the interest rate payable under the Note from the date of such payment. Any such payments made by Secured Party, together with interest thereon, shall be secured by the Collateral as provided herein;

           (h) From time to time Borrower shall execute financing statements and any other documents in form satisfactory to Secured Party (and pay the cost of filing or recording thereof in whatever public offices Secured Party deems necessary) and perform such other acts as Secured Party may request to perfect and maintain a valid security interest in the Collateral, including, upon Secured Party's request, transferring to Secured Party any Collateral in which a security interest may be perfected only by taking possession thereof;

           (i) Borrower shall not move its principal place of business or its books and records relating to the Collateral without first giving thirty (30) days' prior written notice thereof to Secured Party;

           (j) Borrower shall not change its name or otherwise do anything which would make the information set forth in the financing statements relating to the Collateral materially misleading without immediately notifying Secured Party of the same;

           (k) The Limited Liability Company Agreement of the Company (the "Operating Agreement"), previously submitted to Secured Party by Borrower is a true and correct copy of the limited liability company agreement of the Company and has not been amended and is in full force and effect;

           (l) Neither the granting of a security interest in the Collateral nor the enforcement of any rights or remedies would breach or conflict with any provision of the Partnership Agreement. Borrower further acknowledges and agrees that upon the foreclosure of Secured Party's interest in the Collateral, all rights of Borrower under and pursuant to the Operating Agreement shall forever cease, including without limitation rights as manager or member and rights to receive any distributions and rights to receive any fees or other payments pursuant to any agreements between Borrower, or any partner in Borrower, and the Partnership; and


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           (m)   During the continuance of this Agreement, Borrower shall
not take any action prohibited by the Loan Documents or any other loan documents relating to the JMB 245 Notes, withdraw from the Company or elect to voluntarily dissolve the Company or without the consent of Secured Party, in Secured Party's sole and absolute discretion, admit new members to the Company, amend the Operating Agreement, or enter into any agreement which is other than on arm's-length terms and conditions and cancelable upon no more than thirty (30) days' prior written notice.

     5. EVENTS OF DEFAULT: The happening of any of the following events or conditions shall constitute an Event of Default under this Agreement (singularly, an "Event of Default" and collectively, "Events of Default"):

           (a) breach or violation by Borrower of any covenant, term or condition set forth herein which is not cured by Borrower within ten (10) days following notice of such breach or violation;

           (b) default by Borrower under the Loan Documents (unless cured within any applicable grace period provided therein);

           (c) any warranty, representation or statement of Borrower contained herein or in the other Loan Documents or otherwise made or furnished to Secured Party by or on behalf of Borrower proves to have been false in any material respect when made or furnished;

           (d) the seizure or taking of any of the Collateral by any governmental or similar authority or the issuance of a writ, order of attachment or garnishment with respect thereto, which is not released within thirty (30) days;

           (e) default under any other loan to Borrower made by Secured Party, including, but not limited to, the loans evidenced by the other JMB 245 Notes;

           (f) default under any other obligation of Borrower to any third party, not cured within any applicable cure period, in an amount in excess of $100,000.00.

An Event of Default under this Agreement shall constitute a Default and Event of Default under each of the other Loan Documents and each of the other loan documents relating to any of the other JMB 245 Notes.

     6.    RIGHTS AND REMEDIES:

           (a)   Upon the occurrence of any Event of Default, Secured
Party may, without further notice or demand, declare any of the Obligations immediately due and payable and this Agreement in default, and thereafter, Secured Party shall have the remedies of a secured party under the Uniform Commercial Code as then in effect in the State of Illinois (the "State") and all other rights and remedies at law or in equity available to secured creditors in the State. If notice is required by law, ten (10) days' prior written notice given to Borrower of the time and place of any public sale of the Collateral or of the time of or after which any private sale or any other intended disposition of the Collateral is to be made shall be deemed to be reasonable notice to Borrower. No such notice shall be necessary if the Collateral is perishable, threatens to decline speedily in value or is of a type customarily sold on a recognized market. Secured Party will not be obligated to make any such sale pursuant to any such notice if Secured Party determines not to do so, regardless of the fact that notice of sale of the Collateral has been given. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for






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the sale, and such sale may be made at any time or place to which the same may be so adjourned. Any such public or private sale or other disposition may be as a unit or in one or more parcels and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust the power of sale granted hereunder, but sales may be made from time to time until all of the Collateral has been sold or until the Obligations have been paid in full), and at any such sale it shall not be necessary to exhibit the Collateral. Secured Party shall have the right upon any public sale or sales and, to the extent permitted by law, upon any private sale or sales, to purchase the whole or any part of the Collateral so sold. Upon the consummation of any public or private sale, Secured Party will have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, and Borrower hereby waives, to the extent permitted by law, all rights of redemption, stay or appraisal which they have or may at any time in the future have under any law or statute now existing or hereafter enacted. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Secured Party until the selling price is paid by the purchaser thereof, but the Secured Party will not incur any liability in the case of failure of such purchaser to take up and pay for the Collateral so sold, and in the case of any such failure, such Collateral may again be sold upon like notice. Secured Party may also, at its discretion, proceed by a suit or suits at law or in equity to foreclose its security interest and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction. Borrower covenants and agrees that it will execute and deliver such documents and take such actions as Secured Party deems reasonably necessary or advisable in order that any such sale shall be valid and binding and made in compliance with law. If any consent, approval, or authorization of any state, municipal or other governmental department, agency or authority should be necessary to effectuate any sale or other disposition of the Collateral, or any part thereof, Borrower shall execute all such applications and other instruments and take such action as Secured Party reasonably deems necessary or advisable in order to secure any such consent, approval or authorization, and will otherwise use its reasonable efforts to secure the same Borrower recognizes that Secured Party may be unable to effect a public sale of any or all of the Collateral by reason of certain prohibitions contained in the federal securities laws of the United States and applicable state or foreign securities laws, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Borrower acknowledges and agrees that any such private sale may result in prices and other terms less favorable to Secured Party than if such sale were a public sale and agree that such circumstances shall not in and of themselves result in a determination that such sale was not made in a commercially reasonable matter. Proceeds of any sale or other disposition of the Collateral may be applied to the Obligations in whatever order or priority Secured Party may subjectively determine.

           (b) During the time that Secured Party is in possession of the Collateral, and to the extent permitted by law, Secured Party shall have the right, unless and until an Event of Default occurs, to hold, use, operate, manage and control all or any part of the Collateral, and to demand, collect and retain all earnings, proceeds and other sums due or to become due with respect to the Collateral, accounting only for the net earnings arising from such use and charging against receipts from such use all costs, expenses, charges, damage or loss by reason of such use. Notwithstanding the foregoing, Secured Party shall be entitled also, without further notice or demand and to the extent permitted by law, to have a receiver appointed to take charge of all or any part of the Collateral, exercising all of the rights specified in the immediately preceding sentence.





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           (c)   Borrower shall pay to Secured Party on demand all
expenses (including, without limitation, attorneys' fees, costs and disbursements) incurred by Secured Party incidental to taking, holding, preparing for sale, selling and the like or otherwise dealing with the Collateral, or incurred by Secured Party otherwise in enforcing any term or condition of this Agreement or any other Loan Document, together with interest thereon at the interest rate provided for in the Note, and all such expenses and interest shall be secured by the Collateral as provided herein.

           (d) Any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder as to nonpayment of indebtedness, as to the occurrence of any default, as to Secured Party having declared all of such indebtedness to be due and payable, or as to notice of time, place and terms of sale and of the properties to be sold having been duly given by Secured Party shall be taken as prima facie evidence of the truth of the facts so stated and recited.

           (e) Secured Party may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale of the Collateral held by Secured Party, including the sending of notices and the conduct of the sale, in the name and on behalf of Secured Party.

           (f) The Collateral may be sold hereunder separately or together with any other collateral held by Secured Party for the Loan and any sale made pursuant to the provisions of this paragraph shall be deemed to have been a public sale conducted in a commercially reasonable manner.

           (g) Any disposition made hereunder may be conducted by an employee or agent of Secured Party, and any person, including Borrower and Secured Party, shall be eligible to purchase any part or all of the Collateral at any such sale or disposition.

     7. WAIVERS BY BORROWER: To the extent permitted by law, Borrower hereby waives and agrees not to assert or take advantage of:

           (a) Any right to require Secured Party to proceed against Borrower or any other person or to proceed against or exhaust any security held by Secured Party at any time or to pursue any other remedy in Secured Party's power or under any other agreement before proceeding against Borrower or the Collateral hereunder;

           (b) Any defense that may arise by reason of (i) the incapacity, lack of authority, death or disability of any other person or persons, or (ii) the failure of Secured Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons, or (iii) any manner in which Lender has exercised its rights and remedies under the Loan Documents, or (iv) any cessation from any cause whatsoever of the liability of Borrower, or any other person or persons;

           (c) Demand, presentment for payment, notice of nonpayment, protest, notice of protest and, except as provided in the Loan Documents, any loan documents relating to the JMB 245 Notes or as required by applicable law, all other notices of any kind, or the lack of any thereof, including, without limiting the generality of the foregoing, notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of Borrower, Secured Party, any endorser or creditor of Borrower, Borrower or on the part of any other person whomsoever under this or any other instrument in connection with any obligation or evidence of indebtedness held by Secured Party;







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           (d)   Any defense based upon an election of remedies by Secured
Party, including an election to proceed by non-judicial or judicial foreclosure of any security, whether real property or personal property security, or by transfer in lieu thereof, or any election of remedies, including remedies relating to real property or personal property security, which destroys or otherwise impairs the subrogation rights of Borrower, the right of Borrower to proceed against Borrower for reimbursement or any other right or remedy of Borrower against Borrower;

           (e) Any right or claim of right to cause a marshalling of the assets of Borrower;


           (f) Any principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms and provisions of this Agreement;

           (g) Any duty on the part of Secured Party to disclose to Borrower any facts Secured Party may now or hereafter know about Borrower regardless of whether Secured Party has reason to believe that any such facts materially increase the risk beyond that which Borrower intends to assume or has reason to believe that such facts are unknown to Borrower or has a reasonable opportunity to communicate such facts to Borrower, it being understood and agreed that Borrower is fully responsible for being and keeping informed of the financial condition of the Partnership, of the condition of the Partnership Interest and of any and all circumstances bearing on the risk that liability may be incurred by Borrower hereunder;

           (h) Any invalidity, irregularity or unenforceability, in whole or in part, of any one or more of the Loan Documents or any other loan documents relating to the JMB 245 Notes (other than the Note);

           (i) Any lack of commercial reasonableness in dealing with the collateral for the Loan;

           (j) Any deficiencies in the collateral for the Loan or any deficiency in the ability of Secured Party to collect or to obtain performance from any persons or entities now or hereafter liable for the payment and performance of any obligation hereby guaranteed;

           (k) Any assertion or claim that the automatic stay provided by 11 U.S.C. Section 362 (arising upon the voluntary or involuntary bankruptcy proceeding of Borrower) or any other stay provided under any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of Secured Party to enforce any of its rights, whether now existing or hereafter acquired, which Secured Party may have against Borrower or the collateral for the Loan;

           (l) Any modifications of the Loan Documents or any obligation of Borrower relating to the Loan or the loans evidenced by the JMB 245 Notes by operation of law or by action of any court, whether pursuant to the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, or otherwise;

           (m) Any action, occurrence, event or matter consented to by Borrower under Section 8(g) hereof, under any other provision hereof, or otherwise;

           (n) Any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal or any other surety or guarantor defense that might otherwise be available;




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           (o)   The defense of the statute of limitations in any action
hereunder or in any action for the collection or performance of any obligations hereby guaranteed;

           (p) Any rights of subrogation, reimbursement, exoneration, contribution or indemnity, or any right to enforce any remedy which Secured Party now has or may hereafter have against Borrower or any benefit of, or any right to participate in, any security now or hereafter held by Secured Party;

           (q) Any defense based upon Secured Party's election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code or any successor statute; and

           (r) Any defense based upon any borrowing or any grant of a security interest under Section 364 of the Federal Bankruptcy Code.

     8.    GENERAL PROVISIONS:

           (a) NOTICES. The address of Borrower for purposes of any "Notice" shall be addressed as follows (as same may be amended from time to time by the Borrower):

                 TO BORROWER:

                 JMB/245 Park Avenue Associates, Ltd.
                 Suite 1900
                 900 North Michigan Avenue
                 Chicago, Illinois 60611
                 Attention:  Patrick J. Meara


           (b) SURVIVAL. To the fullest extent permitted by law, this Agreement shall be deemed to be continuing in nature and shall remain in full force and effect and shall survive the exercise of any remedy by Secured Party under any of the other Loan Documents, including, without limitation, any foreclosure or transfer in lieu thereof, unless subject to the continuing survival of all indemnifications herein contained), as a part of such remedy, the Loan and all other amounts payable under the Loan Documents and respecting all other Obligations secured hereby are paid in full.

           (d) RIGHTS CUMULATIVE; PAYMENTS. Secured Party's rights under this Agreement shall be in addition to all rights of Secured Party under the Note and the other Loan Documents and all other documents evidencing or securing the other Obligations of Borrower secured hereunder.

Secured Party's rights hereunder shall not be exhausted until all of the Obligations of Borrower hereunder have been fully paid and performed.

           (g) NO LIMITATION ON LIABILITY. Borrower hereby consents and agrees that the liability of Borrower under this Agreement shall be unconditional and absolute and shall in no way be impaired or limited by any of the following events, whether occurring with or without notice to Borrower or with or without consideration: (i) any extensions of time for performance required by any of the Loan Documents or otherwise granted by Secured Party or extension or renewal of the Note, any of the other JMB 245 Notes, any of the other Obligations; (ii) any sale, assignment or foreclosure of either or both of the Note, any of the other JMB 245 Notes or any of the other Loan Documents or other loan documents relating to the JMB 245 Notes or any sale or transfer of the Collateral; (iii) any change in the composition of Borrower; (iv) the accuracy or inaccuracy of the representations and warranties made by Borrower herein or by Borrower in any of the Loan Documents or any other loan documents relating to any of the other JMB 245 Notes; (v) the release of Borrower or of any other person





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or entity from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents or any of the other loan documents relating to any of the other JMB 245 Notes by operation of law, Secured Party's voluntary act or otherwise; (vi) the release or substitution in whole or in part of any security for the Loan or any of the other Obligations; (vii) Secured Party's failure to record any deed of trust or to file any financing statement (or Secured Party's improper recording or filing thereof) or to otherwise perfect, protect, secure or insure any lien or security interest given as security for the Loan or any of the other Obligations; (viii) the modification of the terms of any one or more of the Loan Documents or any of the other loan documents relating to any of the other JMB 245 Notes; or (ix) the taking of or failure to take any action of any type whatsoever. No such action which Secured Party shall take or fail to take in connection with the Loan Documents, any of the other loan documents relating to any of the other JMB 245 Notes, or any collateral for the Loan or any other Obligation, nor any course of dealing with Borrower or any other person, shall limit, impair or release Borrower's obligations hereunder, affect this Agreement in any way or afford Borrower any recourse against Secured Party. Nothing contained in this Section shall be construed to require Secured Party to take or refrain from taking any action referred to herein.

           (h) ENFORCEMENT. This Agreement is subject to enforcement at law or in equity, including actions for damages or specific performance.

           (i) ATTORNEYS' FEES. In the event it is necessary for Secured Party to retain the services of an attorney or any other consultants in order to enforce this Agreement, or any portion thereof, Borrower agrees to pay to Secured Party any and all costs and expenses, including, without limitation, reasonable attorneys' fees, costs and disbursements, incurred by Secured Party as a result thereof and such costs, fees and expenses shall be included in Costs.

           (j) SUCCESSIVE ACTIONS. A separate right of action hereunder shall arise each time Secured Party acquires knowledge of any matter indemnified or guaranteed by Borrower under this Agreement. Separate and successive actions may be brought hereunder to enforce any of the provisions hereof at any time and from time to time. No action hereunder shall preclude any subsequent action, and Borrower hereby waives and covenants not to assert any defense in the nature of splitting of causes of action or merger of judgments.

           (k) RELIANCE. Secured Party would not make the Loan to Borrower without Borrower entering into this Agreement. Accordingly, Borrower intentionally and unconditionally makes the representations and warranties and enters into the covenants and agreements as set forth above and understands that, in reliance upon and in consideration of such representations, warranties, covenants and agreements, the Loan shall be made and, as part and parcel thereof, specific monetary and other obligations have been, are being and shall be entered into which would not be made or entered into but for such reliance.

           (n) WAIVER BY BORROWER. Borrower covenants and agrees that, upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Borrower, Borrower shall not seek or cause Borrower or any other person or entity to seek a supplemental stay or other relief, whether injunctive or otherwise, pursuant to 11 U.S.C. Section 105 or any other provision of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law, (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Secured Party to enforce any rights of Secured Party against Borrower or the Collateral by virtue of this Agreement or otherwise.

           (p) DEFINED TERMS. Unless the context otherwise requires, or unless otherwise defined herein, all terms used herein which are defined in the Uniform Commercial Code as in effect in the State shall have the meanings therein stated.


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


     IN WITNESS WHEREOF, BORROWER has executed this Agreement as of the day and year first above written.


                                  BORROWER:

                                  JMB/245 PARK AVENUE ASSOCIATES, LTD.
                                  an Illinois limited partnership

                                  By:  JMB Park Avenue, Inc.,
                                       Corporate General Partner


                                       By:   /s/ Gailen J. Hull
                                             ------------------------
                                       Its:  Vice President



                                  Principal Place of Business:

                                  900 North Michigan Avenue
                                  Chicago, Illinois 60611















































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